Exhibit 10.33

Cooperation Agreement on Cell Phone Game Business

Between

Dazzle Interactive Network Technologies Co., Ltd.

And

Beijing Chukong Technology Co., Ltd.

Party A: Dazzle Interactive Network Technologies Co., Ltd.

Address: 4F Han Zhong Hua Mansion, 268 Han Zhong Road, Gu Lou District, Nanjing

Zip code: 210001

Contact person: Chen Xi

Tel:

Name of account: Dazzle Interactive Network Technologies Co., Ltd

Deposit Bank: China Merchants Bank, Chengbei Sub-branch, Nanjing

A/C: 07798125904909610702

Party B: Beijing Chukong Technology Co., Ltd.

Address: 20F Block A Fang Heng International Center, 6 Fu Tong East Avenue, Chaoyang District, Beijing

Zip code: 100102

Contact person: He Tingting

Contact Tel:

Name of account: Beijing Chukong Technology Co., Ltd.

Deposit Bank: Bank of China, San Yuan Qiao Sub-branch, Beijing

A/C: 333756022252

In order to provide Party A’s users with better value-added application services and satisfy the growing market demands, the Parties hereto, upon thorough negotiations based on the principles of equality, mutual benefits, mutual supplementation of advantages, joint development, and fully leveraging the advantages of the Parties hereto in their respective areas of service, the Parties hereto have agreed as follows in respect of the cooperation in cell phone game services:

Article 1	Contents and Principles of Cooperation

1.1	Party A, as an Internet business provider, and Party B, as a cell phone game content provider, will establish a cooperation relationship in the area of cell phone game service.

1.2	The details of the content and application services provided by Party B are: 1) Party B will provide Party A with the cell phone games that are developed by its own and have legitimate intellectual properties, or third party cell phone games that are acquired by Party B by way of authorization and have been granted legitimate right of use; and 2) Party B will provide Party A the software and hardware technical support (and the timely updates thereof) for game running to secure the stable running of the games.

1.3	Party A shall provide, for a consideration, network resources, portals and such other advertising resources, as well as connection services and business fee calculation/collection service. Party A will charge relevant information fee from the users of Party B’s cell phone game service, and will share such information fee with Party B as agreed herein.

1.4	Except otherwise agreed between the Parties, Party B will acknowledge and accept the changes in cooperation business and mode proposed by Party B due to business development, and assist Party A in effecting such changes.

1.5	Resources devoted by Party A: business connection platform, network resources, portals and other advertising channels, etc.

1.6	Resources devoted by Party B: cell phone game application system and relevant contents (including, without limitation, copyright, right of portrait and such other lawful rights), etc.

1.7	Scope of cooperation service: all interactive platform users of Party A.

Article 2	Rights and Obligations of Party A

2.1	Party A shall have a preemptive right to carry out cell phone game services with Party B on a nationwide basis.

2.2	Party A shall have the right to know and review the business license, relevant qualification certificate, copyright ownership, business permits, bank account and such other information provided by Party B.

2.3	Party A shall have the right to know the legality of the cell phone game information provided by Party B, provided, however, that Party A will not take any responsibilities arising from any illegal or incorrect information provided by Party B.

2.4	Depending on the business and market development, Party A may formulate or amend the business standards, management measures, quality and/or service standards, and communicate the same to Party B in an appropriate form for Party B to comply with. At the same time, these documents will be used by Party A as basis to manage and assess Party B’s business operations. The business standards, management measures, quality and/or service standards so formulated or amended shall be equally effective as this Agreement.

2.5	Party A shall be responsible for the day-to-day maintenance of the business billing platform, and provide guidance and assistance to Party B in connection system, debugging and online work to guarantee the stable running of the platform. Party A shall open the network management system and other interface management tools to Party B for facilitate Party B to check the charges to users and relevant status of operation, so as to ensure that Party B can monitor the fee charge and operation of its games in a conveniently, true and valid manner.

2.6	Party A shall have the right to review the content and sources of the games put online by Party B on the platform, and make confirmation on the business management system in an appropriate form, provided, however, that Party A will not assume any responsibilities arising from any illegal contents provided by Party B.

2.7	According to Management Measures for Cooperation in Cell Phone Game Business (V1.0), Party A shall have the right to review and assess Party B and its various business, implement the principle of survival of the fittest based on Party B’s performance in business development, credit points and breaches, reward Party B’s creative business and supervise Party B’s customer service quality, and may terminate this Agreement with Party B if it fails to reach Party A’s standards.

2.8	Party A shall be responsible for the overall advertising of the cooperation business.

2.9	If Party A is investigated by relevant national authority, consumers’ association or any other organization, or is claimed legal responsibilities, due to the users’ browse or use of the contents and application services provided by Party B, Party A may unilaterally terminate this Agreement upon a written notice, and Party B shall assume any direct and indirect losses thus suffered by Party A, including, without limitation:

(1)	costs of preliminary input and preparatory work made by Party A for performance of this Agreement;

(2)	costs already paid by Party A for performance of this Agreement;

(3)	anticipated gains for Party A’s performance of this Agreement;

(4)	costs, indemnities or other payables by Party A in relevant litigations incurred for reasons attributable to Party B.

2.10	If Party A receives any complaint or notice alleging that any content provided by Party B is involved in an infringement dispute, Party A may suspend the connection of Party B’s system, unilaterally terminate this Agreement and suspend the settlement of relevant fees, and notify Party B to delete or shield such content involving infringement. These business will be re-opened after confirmed by Party A after Party B notify the results to Party A.

2.11	Party A shall construct and maintain the business management system, use the business management system to post notice/announcement, business management measures and relevant policies, and shall inquire, manage and update the information regarding the cooperation. Party A shall inform Party B with its user name and password on the business management system for Party B to log on.

2.12	Party A shall test the business filed by Party B and approved by Party A, and after the test is passed, qualify such business with a written confirmation to Party B or otherwise appropriate on the business management system. The official launch time of the business will be the time when Party A officially launches the billing service.

2.13	During the term of cooperation, Party A may suspend its cooperation with Party B if a user complains about Party B’s service quality issue, which has caused adverse social impact; in serious cases, Party A may unilaterally terminate this Agreement.

2.14	Party A may, as requested by customers and market orders, review the business contents and prices filed by Party B, and may withhold the settlement of the information fee incurred by Party B’s discretional change of charges.

2.15	Any complaints made by users with respect to the fee charging by Party B (except those attributable to Party A), once discovered, may be immediately notified in writing by Party A to Party B for correction, and Party A may take measures of fee refunding or suspension of fee charging according to relevant rules and as agreed herein. For any complaints for which Party B fail to make reasonable explanation, Party A may require Party B to reduce and exempt information fee of relevant users, and based on the seriousness of situation, require Party B to take relevant breaching liabilities in accordance with relevant business management measures.

2.16	Party A shall be entitled to supervisor the business conduct of Party B, and Party B shall assist Party A to avoid any adverse impact on Party A’s normal business. If Party B’s business conduct causes adverse impact on Party A’s normal business in violation of this Agreement, Party A may terminate this Agreement and Party B shall assume relevant breaching liabilities.

Article 3	Rights and Obligations of Party B

3.1	Party B shall be responsible for content development, platform building and maintenance, marketing and customer service of the cooperation business.

3.2	Party B guarantees to have the legal permits and qualifications necessary for the performance of the matters hereunder, including, without limitation, business license with legitimate business scope, qualification for providing contents/application services; Party B shall provide Party A with true and legitimate business permits of Internet information service and relevant business and such other credentials, creditability certificate, certificate for legitimacy of copyright sources, perfect after-sale service system, price approval, bank account and such other documents.

3.3	Party B must strictly comply with relevant industry laws, rules and standards promulgated by the State, including, without limitation, the PRC Telecommunications Regulations, Administrative Measures on Internet Information Service, Interim Provisions on the Administration of Internet Publishing, Interim Provisions on the Administration of Internet Websites’ Engaging in News Publication Services, and such other laws, regulations, policies and industry management rules, and shall not distribute and disseminate illegal, unhealthy, reactionary information or advertisement or such other junk information on the Internet.

3.4	Party B guarantees that it enjoys the intellectual property and civil rights on all the information/application service resources provided by it, has obtained the license and authorization of relevant right owners, and does not infringe on any person’s copyright, trademark right, patent right, trade secrets or other intellectual property rights, other property rights, right of portrait or other personal right.

3.5	Party B shall comply with the various rules and requirements in the business standards, management measures, quality and/or service standards formulated or amended by Party A, which shall be equally binding as this Agreement.

3.6	Party B guarantees that the prices of the various business it provides are in line with the pricing policies of the State, and it will be responsible for any price complaints made by relevant administrative authority or users.

3.7	Party B may negotiate the mode of cooperation with Party A, and may determine the operation strategy for its cell phone game service business, provided, however that the pricing of its business shall be approved by Party A and filed to relevant authority for record.

3.8	In case of any issues of Party B’s own systems (such as WAP website or game server) that affect Party A’s communications system, Party B shall submit to the connection control exerted by Party A thereon, and any consequence thus incurred shall be fully taken by Party B itself.

3.9	Party B shall undertake any liabilities arising from the wireless value-added business provided by any third party to the users in any form whatsoever through Party B’s maintenance interface. Party B shall not transfer the business interface provided by Party A to a third party in any form whatsoever, and Party A will not be responsible toward any users or third party with respect thereto.

3.10	As required by relevant regulations of the State and as requested by Party A, Party B shall provide relevant qualification certificates when applying to open and add business, to evidence that it has sufficient qualification, capability and authority to conduct such business. Party B shall guarantee that such qualification certificates are true and valid, while Party A is not obliged to inspect the authenticity and validity of such qualification certificates.

3.11	Party B’s conduct of value-added business has to pass necessary technical test. If such business fails to pass the test as required by Party A for reasons attributable to Party B as of the commencement date of such test period, the application of such business shall be null and void, and the costs of such technical tests shall be borne by Party B. Party B has to submit a new application for such business if it wishes to continue the cooperation in this business.

3.12	Party B shall not carry out business testing or provide business to customers at its own discretion without obtaining Party A’s consent.

3.13	Party B shall make available to Party A the network access and authority for business inquiry and cancellation and upon the request of Party A, may provide such data/reports as the user development, user classification, user habits and business outlook forecasts, and will convey to Party A in time the user files required for management of such business to ensure the real-time update of Party A’s user data room. At the same time, the Parties confirm that Party A shall have the ownership of the user files, and the user files and information shall belong to Party A’s confidential information, for which Party B shall take the confidentiality obligation hereunder; Party B shall not use such information for any purposes other than those agreed herein without authorization, or provide such information to any third party in any manner whatsoever.

3.14	Party B shall resolve any disputes arising from the safety and legality of the information contents or services it provides, and shall guarantee that the services it provides will not expose Party A’s communications network, value-added business platform or other third party interests to any significant potential risks. Party B shall assume any losses thus incurred to Party A and/or any third party and appropriately declare its responsibility in public and eliminate any adverse impact.

3.15	Without Party A’s prior consent, Party B shall not imbed business at mobile terminal or UTK/STK/OTA cards, whether on its own with together with other mobile terminal plants.

3.16	Party B shall mark the brand of “China Telecom Cell Phone Game” on the external promotion and advertisement of the cooperation contents of the Parties; the name of Party A may appear, but neither the logo of China Telecom nor the customer service number 10000 shall appear at such advertisements. The contents of the business described by Party B in any media (e.g. newspaper, radio, TV, leaflets, webpages, etc.) shall obtain the prior written consent of Party A, and Party B shall not post any business content description to which Party A has any objection.

3.17	When providing services for users, Party B shall not, in any manner including but not limited to coercion, cajole, fraud or cheat, make users order tailored business and charge fees therefor, or otherwise increase any unnecessary costs to users.

3.18	Party B shall not advertise, or make any statement preferable for, any competitor having the same or similar business scope as Party A in the services it provides.

3.19	Party B may use its user name and passwords on the business management system to log on, and effect such functions as application for value-added business, company information maintenance, information exchange between the Parties regarding their cooperation in value-added business. Party B shall truthfully register/update in time its name, designated bank, account, contact person, customer service and such other information, and properly keep and maintain any contract information, settlement information, complaints and breach penalty information generated by the business management system. Party B shall take proper care of, and shall not allow any third party to use, its logon user name and password for the business management system. Any losses incurred to either Party or users arising from other person’s knowledge of Party B’s user name password for reasons attributable to Party B shall be borne by Party B on its own.

3.20	Party B shall have the right to obtain the information fee settled by Party A.

3.21	Except otherwise expressly agreed between the parties or agreed by Party A beforehand, Party B shall not transfer any cooperation business to a third party in any form whatsoever. Any transfer in violation hereof shall be deemed as a breach by Party B, for which Party B shall take relevant breaching liability and Party A may terminate this Agreement, suspend fee settlement and require Party B to undertake any direct or indirect loss thus caused.

3.22	In case of subject qualification change on Party B (the change of subject on its business license or license for value-added telecommunications business (ISP Certificate)), Party B shall settle all fees payable to Party A and if there is no pending breach to be resolved, provide the verification notice about subject change issued by AIC, and may complete the relevant subject change procedures only after approved by Party A.

3.23	Party B shall pay performance deposit to Party A on time and in full amount as agreed herein.

Article 4	Standard Business Practices

4.1	Party A shall provide Party B with the interface parameters of WAP gateway, SMS gateway and relevant platform, and assist Party B in business debugging, testing and opening.

4.2	The boundary to divide the respective areas of maintenance by the Parties shall be the gateway equipment and the interface from telecommunication business platform to Party B’s equipment. The equipment on the inner side of the interface shall be maintained by Party A’s maintenance department, and the equipment on the outer side of the interface shall be maintained by Party B. If Party B uses an exclusive line, then the interface cable and its connectivity shall be in the charge of the applicant for such exclusive line and the other Party shall provide assistance.

4.3	Party B shall be responsible for the building and maintenance of its systems, including all hardware equipment, system debugging, opening, and system maintenance work and the costs of each of the foregoing involving the conduct of the wireless value-added business hereunder.

4.4	Party B shall be responsible for the interconnection of Party B’s systems with the various gateways or servers of Party A and the application, renting and maintenance of relevant communication circuit, and bear the corresponding costs.

4.5	Party B undertakes that the debugging, connection and system maintenance work of its systems will not be carried out the busy hours of Party A’s business, and all work that may have comparative big impact on the users must be done late at night to minimize the impact on the users’ use of wireless value added business. Party B further undertakes that such work will not impact the normal running of Party A’s network and it will undertake relevant liabilities for malfunctions of Party A’s network system thus incurred.

4.6	Any debugging, connection and system modification work by Party B to its systems must be notified to Party A with a prior written notice, and announced to the users after confirmed by Party A via email, advertisement, SMS or other effective manner, so as to minimize the impact on users.

4.7	Party B shall submit to any adjustment arrangement to the data traffic made by Party A in urgent cases for purposes of guaranteeing the normal stability of the various value added business.

4.8	Party B guarantees to provide 24 hour non-interrupted system maintenance.

4.9	Party A shall define the scope of effective billing customers of cell phone business, and the information fee incurred by invalid user number or the user number not covered by business will not be settled.

4.10	No fees will be charged to such numbers that suspend service, are canceled or recovered as provided by Party A from the following month. In case Party B fails to respond accordingly, or respond in time, Party A may claim breaching responsibilities from Party B and deduct the corresponding amount at the time of settlement.

4.11	Party B shall make sure that prior to its provision (including marketing and business advertising) of any service to users (including paid service and free service), it will thoroughly notify to the users in a proper form, and ensure that the users are fully aware of, the content, means of provision, standard fee rate (information fee and communication fee), frequency of transmission, method of use, manner of cancellation, customer service call number and such other information users need to know for ordering service and make payment for such service. Party B may provide such service to users only upon obtaining the consent of users in a provable manner, and is prohibited to provide services to users without users’ proper knowledge. Party B shall not purposefully intercept information, or discretionally send advertising information to users. In case of such breach by Party B, it shall take all responsibilities.

4.12	The business operated by Party B shall be confined to the category provided in Article 1 hereof. Any business beyond such scope shall be subject to an application filed by Party B to Party A via facsimile affixed with official seal, and may be opened and put in practice only after it is approved by Party A and has successfully passed the test. The application facsimile aforementioned shall specify the reason, expected time for business opening and business description. If Party B is discovered to have discretionally opened a business that fails to be approved by Party A, Party A may refuse to settle all the fees and terminate the cooperation.

4.13	Party B must provide users with unified method for inquiries and service cancellation.

4.14	For business that is officially opened after approved by Party A, Party B may apply for fee rate change at least three months after the date on which such business is opened. After obtaining the approval from Party A and the official opening of the business, Party B shall well notify the users about such information about the details of fee rate change, the way to cancel the ordered service, customer service call number of Party B, and post the change notice (which shall last for one month) at a distinct location on Party B’s website; Party B may change the rate of information fee for the business in close cooperation with a third party information source only after such planned change has been announced simultaneously at the main advertising media of such third party information source.

4.15	The Parties shall keep the record of users’ use of the business for at least 6 months, and shall keep the record of user’s customization of business until more than 6 months after the business is canceled by relevant user.

4.16	The Parties shall act according to the relevant policies promulgated by the competent industry administration authority (if any).

4.17	The Parties confirm to initially adopt such billing modes as payment by month, by time or by length of time for Party B’s users; other more reasonable billing modes may be additionally adopted upon negotiations between the Parties.

4.18	Party B shall establish a “black list” policy for customer service, based on which Party B will include the users that maliciously owe fees or customize services into a “black list” for management, and Party B shall well explain such policy to relevant users. Party B shall use technical means to monitor the extraordinary traffic, and implement monitor alert and restriction on any owed fees that may be produced by large amount of information fee (over RMB 150/day/user) arising from malicious customization and ordering of services. Party B shall take restrictive measures on the canceled or recovered user numbers provided by Party A every day, and take restrictive measures on the canceled or dead numbers every month. In case Party B fails to take measures on such users, or fails to take measures in time, it shall bear any and all high-value maliciously owed fees or such other owed fees arising from the using of cell phone game services by the users with canceled or suspended number, and Party A will deduct such amounts from the information fee to be settled.

4.19	Party B shall not discretionally provide inquiry services of detailed bills of information fee to users, which service shall be provided by Party A instead.

4.20	The users using services abroad may cancel the cell phone game service already ordered, and Party B is obliged to respond and confirm such request for cancellation in time. When the customer opens such service, Party B shall have the duty to declare to the users that any international communication fee incurred due to the customer’s failure to cancel any ordered cell phone game service or the customer’s continued use of any cell phone game service in the roaming state will all be borne by users on their own.

Article 5	Customer Service

5.1	Party A will use 4008289289, the technical support hotline of its customer service center as the call center for complaint receipt and handling and supervision on partner services. Party A will be responsible for the user inquiries, claims and complaints arising from network communication issues and billing issues, and Party A’s customer service center will allocate and distribute the complaints on online complaint handling system.

5.2	Party B shall provide standardized and perfect customer service system to deal with the consultation, claims and complaints by users with respect to the relevant application services or contents it provides. Such system shall include, without limitation:

(1)	Customer service call: 24 hours a day, 7 days a week in service, which shall be service numbers starting with 800 or 4008, and shall not be ordinary in-city number or cell phone number;

(2)	Platform functions: customer systems having such functions as exchange, automatic call distribution, computer telephony integration, interactive voice response, manual agent, recording, data base, business preposition, etc.;

(3)	Business functions: customer service center will effect functions mainly represented by in-calls and manual service, such as information inquiries, business cancellation, business consulting and complaint handling;

(4)	Seat placing: SP’s customer service shall have at least 5 seats and 12 in-call customer service staff;

(5)	System performance and business targets: call completion rate by the system: 99% and level of service (call completion rate by manual service in 20 seconds): 1.80%;

(6)	Email box for complaints.

5.3	Both Parties shall provide customers with multiple convenient means of business ordering inquiry and business cancellation. Party A shall have the right to use technical and managerial methods to control and manage Party B’s ordering relationship and provide its own means for business inquiries and cancellation.

5.4	Party B shall be responsible for all kinds of customer inquiries and complaints incurred by issues other than Party A’s network communication and platform during the cooperation. Party B shall clearly specify and make public the channel and body by which the business consulting, claims and complaints will be accepted. Party B shall be obliged to visit the online complaint handling system every day and respond to the complaints within 24 hours.

5.5	The Parties agree that the complaints shall be resolved within 72 hours, and Party B shall provide party A with the list of relevant persons and their respective details of contact and guarantee smooth communications 24 hours a day.

5.6	The Parties will adopt the “first inquiry responsibility” system for user complaints, which means that the party receiving the user complaint shall be responsible to coordinate and properly resolve the questions raised by the users, regardless of which Party shall take the final responsibility. If the issue does involve the other Party, such other Party shall assist such Party in resolving the issues.

5.7	For the consulting or complaints that can be resolved by Party B only, Party A shall notify Party B by way of work order flow, and Party B shall respond in 24 hours and completely resolve such complaints within 72 hours. If Party B fails to resolve the issue within 72 hours, or if any user refuses to pay the information fee due to reasons attributable to Party B’s services, Party B shall deduct or exempt relevant fees for such user. If a fee refund is needed, the relevant amount will be deducted by Party A at the time of settlement with Party B.

5.8	If neither Party is able to judge which Party shall be responsible for the consulting or complaints it receives, it shall contact the other Party within 1 hour to find out the responsible Party and help the customer to solve the problem as soon as practicable. Neither Party shall shuffle its due responsibility to other Party.

5.9	For those customer complaints for which neither Party is able to give reasonable explanations, Party B shall deduct or exempt relevant fees for such user upon the request of Party A. If a fee refund is needed, the relevant amount will be deducted by Party A at the time of settlement with Party B.

5.10	If any user complaint is caused due to the fact that a service fails to satisfy its advertised quality commitments, then the Party making such commitments shall be responsible to reply to the users and solve the complained issues, and the other Party shall give necessary assistance.

5.11	If Party B exits this Agreement due to poor management or is unable to continue providing value-added business for other reasons of its own, Party B shall directly explain to users and handle the after-exit arrangements. Except for the exit according to the exit mechanism provided herein, Party B shall inform Party A and obtain its consent regarding the cease of value added business provision three months in advance; Party A shall timely terminate its service to collect information fee on behalf of Party B, and assist Party B in making explanations and descriptions to users.

5.12	The Parties shall strictly comply with the regulations of Ministry of Information Industry and other relevant authorities, and adopt “compensation first” principle with respect to user complaints, which means to first refund any amounts in respect of the complaint or objection to users before finding out which Party shall be responsible. The amounts so refunded shall be deducted from the settlement amounts between the Parties. If such user complaint is caused by any breach by Party B hereunder, Party B shall undertake relevant breaching liabilities.

Article 6	Performance Bond

6.1	Upon negotiations between the Parties, Party B will pay Party A RMB three thousand (3000) as performance bond after this Agreement comes into force.

6.2	If Party A discovers in its spot checks conducted from time to time that any game, software, business, works, content or service provided by Party B is not in compliance with laws, regulations, industry rules, Party A’s management measures or contractual agreement, Party B shall pay Party A additional amount of performance bond at RMB 5000 per violation, or 10000 per business, to be payable to by Party B within 10 working days after the results of copyright spot checks are posted.

6.3	If any game, software, business, works, content or service provided by Party B has intellectual property defects or other right defects or other illegal issues, or Party A or any of its relevant bodies faces accusation, lawsuit, complaint, negative media report, administrative penalty, then Party A will temporarily withhold the settlement payment during the period when such dispute is pending for at least RMB 50000 per violation (business), and deduct from the performance bond already paid by Party B; at the same time, Party B shall pay an additional performance bond at an amount equivalent to the original one, within 10 working days upon the occurrence of the dispute. For the second time of the aforementioned violation, the amount of performance bond shall be additionally paid at RMB 3000 per time on the basis of the amount previous paid. For the third time of the aforementioned violation, Party A will withhold the full amount of the performance bond already paid by Party B, and terminate the full-range business cooperation for one year.

6.4	If Party B fails to properly solve the accusation, lawsuit, complaint, negative media report, administrative penalty and such other dispute, which has brought goodwill or economic loss to Party A, Party A will withhold all amounts whose settlement has been suspended and full amount of the performance bond already paid by Party B, and terminate the full-range business cooperation for one year.

6.5	Within two years upon the termination of the cooperation between the Parties, if no legal dispute involving Party B has occurred, Party A will refund (without interest) the performance bond to Party B within 30 working days upon the day immediately following the 2nd anniversary of the cooperation termination.

6.6	The correspondent bank account for performance bond:

Account name of Party A: Dazzle Interactive Network Technologies Co., Ltd.

Deposit bank: Shanghai Pudong Development Bank, Business Office of Nanjing Branch

A/C: 93010154740016590

Account name of Party B: Beijing Chukong Technology Co., Ltd.

Deposit Bank: Bank of China, San Yuan Qiao Sub-branch, Beijing

A/C: 333756022252

6.7	This article shall be applied to all agreements executed by and between the Parties.

Article 7	Billing and Settlement

7.1	The prices of information fee shall be formulated by Party B and approved by Party A in principle, provided that Party A may propose advice regarding fee rate and negotiate such proposal with Party B. any changes to the prices of information fee (including the changes in means of fee charging) may be implemented formally only after confirmed by Party A. All billing and settlement shall be subject to the provisions of Management Measures for Cooperation in Cell Phone Game Business (V1.0).

7.2	The successful charging bill collected on Party A’s billing system shall be used by the Parties as the basis for settlement of information fees; the business billed by time shall be calculated based on the successful receipt of the business by the customer; business subject to monthly payment shall be based on customer’s true ordering. Party A shall deduct from the payable information fee, the amount of information fee refused to be paid by any users due to Party B’s service quality.

7.3	Billing cycle: the statistic cycle of total amount of Party B’s information fee on Party A’s billing system is usually based on calendar month, starting from 0 o’clock of the 1st of a calendar month and ending at 24 o’clock of the last day of such month.

7.4	Mode of distribution: the cooperation may be divided into two categories, content cooperation and channel cooperation, according to the different rights and responsibilities of the Parties in the cooperation.

7.4.1 Detailed rules for content cooperation settlement

7.4.1.1 All kinds of communication fee income incurred from the customer’s or Party B’s use of communication network shall belong to Party A in full amount.

7.4.1.2 8% (or the actual bad debt rate if such actual rate exceeds 8%) of the receivable information fees of the corresponding month will be allocated and deducted as the provisions for bad debts.

7.4.1.3 Party A will deduct the expenses for fee collection at the percentage provided by the agreement executed with the fee collection agent (the current sharing percentage of China Telecom is 15%, and the sharing percentage of other fee collection channels shall be calculated as actually incurred).

7.4.1.4 After the bad debt provisions and the part distributed to the fee collection agent are deducted from the total revenue, Party B will obtain 70% of the remaining revenue (total revenue * (1 – bad debt rate) * (1 – sharing percentage for fee collection channel) * 70%).

7.4.1.5 The Parties shall jointly determine the settlement amount according to system data records and statement provided by Party A, provided that any expenses incurred by the testing account used by the Parties for business testing shall not be included in settlement.

7.4.1.6 The detailed practices for settlement in content cooperation are set out in Management Measures for Cooperation in Cell Phone Game Business (V1.0).

7.4.2 If Party B agrees to participate in the mode of channel cooperation, details of settlement are listed as follows:

7.4.2.1 All kinds of communication fee income incurred from the customer’s or Party B’s use of communication network shall belong to Party A in full amount.

7.4.2.2 8% (or the actual bad debt rate if such actual rate exceeds 8%) of the receivable information fees of the corresponding month will be allocated and deducted as the provisions for bad debts.

7.4.2.3 Party A will deduct the expenses for fee collection at 15% (or the actual fee collection expense rate if such actual rate exceeds 15%) as provided by the agreement executed with the fee collection agent.

7.4.2.4 After the bad debt provisions and the part distributed to the fee collection agent are deducted from the total revenue, Party B will obtain 40% of the remaining revenue (total revenue * (1 – bad debt rate) * (1 – sharing percentage for fee collection channel) * 40%)

7.4.2.5 The Parties shall jointly determine the settlement amount according to system data records and statement provided by Party A, provided that any expenses incurred by the testing account used by the Parties for business testing shall not be included in settlement.

7.4.2.6 The detailed practices for settlement in content cooperation are set out in Management Measures for Cooperation in Cell Phone Game Business (V1.0).

7.5	If Party B agrees to sign off Party A’s access bundle sales or favorable package or such other packaged promotional activities, the fee rate can be adjusted appropriately upon negotiations between the Parties.

7.5.1 8% (or the actual bad debt rate if such actual rate exceeds 8%) of the receivable information fees of the corresponding month will be allocated and deducted as the provisions for bad debts.

7.5.2 Party A will deduct the expenses for fee collection at the percentage provided by the agreement executed with the fee collection agent (the current sharing percentage of China Telecom is 15%, and the sharing percentage of other fee collection channels shall be calculated as actually incurred).

7.5.3 After the bad debt provisions and the part distributed to the fee collection agent are deducted from the total revenue (total revenue * (1 – bad debt rate) * (1 – sharing percentage for fee collection channel)), Party A, on the one side, and all content providers participating in such access bundle sales, favorable package or other packaged promotional activities, on the other side, shall share the income at a ratio of 50% (Party A):50% (all content providers participating in such business). Party B and all the other content providers participating in such business shall share such 50% of income according to the proportion of the usage of their business to the total usage. The formula for calculation shall be:

(1)	If the game package only includes multiple console games:

Based on the amount of downloads of the console games, the sharing percentage among all CSPs in the package shall be calculated as follows:

Total income of game package * (1 – bad debt rate) * (1 – sharing percentage for fee collection channel) *50% * (downloads of such CSP’s online game/sum of downloads of all console games contained in the game package)

The detailed practices are set out in Management Measures for Cooperation in Cell Phone Game Business (V1.0).

(2)	If the game package only includes multiple WAP social online games:

Based on the amount of logons of the online games, the sharing percentage among all CSPs in the package shall be calculated as follows:

Total income of game package * (1 – bad debt rate) * (1 – sharing percentage for fee collection channel) *50% * (logons of such CSP’s online game/sum of logons of all online games contained in the game package)

The detailed practices are set out in Management Measures for Cooperation in Cell Phone Game Business (V1.0).

7.6	The Parties shall settle the payment every month, and the initial settlement period shall be the end of the third month, which means that the information service fee generated in the first month shall be paid to the account of the partner by the end of the third month. When requesting payment of relevant contract price from Party A, Party B has to:

(1)	provide official invoices that are in compliance with the requirements of State tax laws by the 25th of the second month (Party B, instead of any of its affiliates, shall be the invoice issuer);

(2)	provide the payment request confirmed by the Parties; and

(3)	pay the performance bond as required in Article 6 hereof.

7.7	The settlement shall be made based on Party A’s data. If there is any discrepancy between the billing data of the Parties, and such discrepancy reaches over 5% of Party A’s data, Party B may request account reconciliation via CSP management system within 5 working days after the settlement information is posted, and shall deliver the account statement and invoices confirmed with a stamp to the contact person of Party A by the 25th of the second month. If Party B fails to make such account reconciliation request within such prescribed period of time, Party A may refuse to accept and deal with such request. If Party B’s billing data is confirmed as correct after investigation, the relevant account will be adjusted in the following month. Any CSP’s failure to request account reconciliation in time shall be deemed as the tacit acceptance of the settlement data by such CSP, and Party A may refuse to accept any further account reconciliation request made by such CSP for the relevant settlement month.

7.8	All business revenue payable to Party B calculated by Party A according to the sharing percentages for different business under cooperation between the Parties, minus (or plus) other expenses payable (or receivable) by Party B, shall be the revenue to be finally settled to Party B (the “Settled Information Service Dee”). The aforementioned “other expenses” shall include, without limitation, penalty deducted for breach and co-location fee. As agreed between the Parties, Party B’s business revenue and other payable expenses may be settled separately and apply different settlement process.

7.9	Party B shall make timely update of its information of bank account and such other information necessary for payment as registered on the business management system. If Party B’s failure to update such payment information in time renders Party A’s payment to be rejected by the bank, or causes other difficulties that prevent Party A from making timely payment, then Party A will postpone such payment till the June or December closest to the time when Party A learns about the correct bank account of Party B without taking any breaching responsibility for overdue payment.

7.10	Any change of Party B’s corporate name shall be notified to Party A in time via the business management system or other appropriate means. After such change of Party B’s corporate name, any amounts payable by Party A to Party B, whether incurred before or after such change, shall all be paid to the bank account with the changed name of Party B. If Party A fails to make the payment on time due to Party B’s failure to properly complete the name change procedures, Party A will postpone such payment.

7.11	If Party B terminates this Agreement pursuant to its terms, the Parties will settle the information service fee accrued prior to the termination. At the settlement, the Parties will determine the settlement method, cycle and process and implement the settlement by reference to the rules hereof regarding the deduction of information service fee or penalty fine in case of breach.

7.12	Each Party shall undertake its own due taxes.

7.13	Party A may refuse to settle the information fee incurred by stolen user numbers as proved by public security department or acknowledged by both parties.

7.14	The abnormal consumption that may be written off with the help of Party B shall be deducted from the Settled Information Service Fee of the current period after confirmed by the Parties, and Party A shall refund such fee to the relevant users.

7.15	Party B shall be obliged to assist Party A in taking necessary effective steps to reduce the number of abnormal deals.

7.16	Party B shall not make self-consumption and other violations detrimental to Party A’s interests. Such violating acts, once discovered, shall grant Party A with a right to deduct all settlement amounts of the current month payable to Party B, and Party B will claim breaching responsibility against Party B according to the extent of impact, including penalty fines, suspension of settlement, suspension of business up to termination of cooperation.

Article 8	Relevant Undertakings

8.1	Party B undertakes that the games, software, business, works, contents or services it provides are all in compliance with relevant laws, rules and regulations of the State and are free of any ownership defect, and Party B has executed necessary authorization/license agreement with the right owner and/or the agent thereof in accordance with applicable requirements.

8.2	Party B will be deemed to have committed a breach hereunder if a third person initiates any legal or administrative proceedings (collectively the “Infringement Charges”) alleging that Party A or any of its affiliated companies or entities has infringed on the legitimate rights and interests of such third person (including but not limited to intellectual property rights), or if Party A or any of its affiliated companies or entities is threatened with administrative penalties. Upon a notice to Party B, Party A shall have the right to freeze Party B’s settlement account, and Party B will take responsibilities toward such third person and indemnify Party A or any of its affiliated companies or entities for all costs and expenses thus incurred, including, without limitation, any and all litigation fees, travelling costs, attorney fees, amount of settlement or any compensation provided in the final sentence. Such costs and expenses incurred may be deducted by Party A directly from the performance deposit or any unsettled payment under this Agreement or other agreements; any shortfall shall be paid by Party B within 3 working days upon the notice from Party A. This article shall survive the termination of this Agreement.

8.3	The Parties may negotiate separately the terms regarding the use of Party A’s enterprise name, service brand, business brand, trademark, markings or logo, etc. in the business hereunder. Party B shall not use any of the foregoing in any form whatsoever without reaching an agreement with Party A or obtaining Party A’s prior written confirmation; otherwise, an infringement will be constituted. In such case, Party B shall eliminate the negative impact and compensate Party A for any losses thus caused.

8.4	Party B shall not, in any manner whatsoever, mislead the users into believing that any game, software, business, works, content or service it provides on its own is provided by Party A or by both Parties.

8.5	Neither Party shall use or imitate the other Party’s business name, trademark, patterns, service logo, symbols, code, model or initials in its advertisements or in public places without the written permit of such other Party; neither Party shall claim its ownership over such other Party’s business name, trademark, patterns, service logo, symbols, code, model or initials.

Article 9	Security and Confidentiality

9.1	Party A guarantees the completeness of all information/application service resources it provides, and Party A undertakes not to sell, transfer, duplicate, lease or hand over any content or app provided by Party B to any third party entity or individual in any form whatsoever (including in edited, abridged or added version), unless otherwise provided by laws.

9.2	Neither Party shall divulge or disclose this Agreement to any third party without written consent of the other Party.

9.3	Each Party shall have the obligation of confidentiality with respect to any and all information and documents provided by the other Party over the course of business development and operation, and neither Party may disclose such information to a third party, or use such information for any purposes other than cooperation project development without the written consent of the other Party (except for the disclosure made in response to the requirements of laws, regulations or relevant regulators); otherwise, such Party shall assume relevant legal responsibility toward the other Party; provided, however, that any information that has already been possessed by a Party, has been obtained from a third party through lawful approaches, or has become publicly available prior to the disclosure shall not belong to the aforementioned confidential information.

9.4	The obligation of confidentiality provided in this article shall survive the termination of this Agreement.

Article 10	Liabilities for Breach

10.1	Both Parties shall strictly comply with the terms of this Agreement; a Party’s failure to perform any of its own obligations, undertakings or covenants, or its violation of any of its statements hereunder, which brings damage to the interests of the other Party or renders the cooperation business impossible to be continued, shall be operated as a breach, and the breaching Party shall assume the liabilities for breach by indemnifying the other Party for any loss thus incurred and paying the penalty provided by relevant term hereof. In case of any damage to the other Party’s reputation, the breaching Party shall also undertake such liabilities as stopping damage, making apologies and restoring reputation.

10.2	In case this Agreement and its appendices is unable to be performed or fully performed due to a breach by a Party, the breaching Party shall assume the breaching liabilities and the non-breaching Party may terminate the cooperation business, and may further claim legal and economic responsibility from the breaching party if the breaching Party causes adverse social impact or economic losses to the non-breaching Party. In case of breach by both Parties, the Parties shall assume their respective due responsibilities according to the actual situation.

10.3	If Party B unilaterally terminates this Agreement, or is penalized with termination of cooperation according to Management Measures for Game Partner Credit Points, or if Party A terminates this Agreement pursuant to the terms hereof, Party B agrees:

(1)	to offer one-month exit grace period during which Party B shall continue to provide services for customers and publish announcement in respect of the cease of its services at its website;

(2)	to pay off penalty fines and performance bond to Party A in full amount; and

(3)	that Party A shall have the right not to settle the outstanding and unsettled payments.

10.4	Neither Party shall assume any breaching liability if this Agreement is terminated due to the industry regulation by government (a written document shall be provided) or other event of force majeure.

10.5	Party A will not be responsible to compensate Party A for any loss arising from the malfunction caused by Party A’s equipment, system or network and such other non-human caused reasons, but shall be obliged to fix the malfunction as soon as possible.

10.6	Party A will not take any responsibility if the conduct of business agreed herein is impacted when Party A is carrying out necessary construction or network building.

10.7	If Party A discovers that Party B has violated the Integrity Agreement attached hereto by bribing Party A’s working personnel, Party A may elect to impose a penalty of RMB 10,000 to 100,000, suspend cooperation for 1-3 years or terminate the cooperation depending on the seriousness of the violation and the consequences thus brought about, and any loss thus incurred to Party A shall be borne by Party B.

10.8	Any of the following acts by Party B shall constitute its breach hereunder, in which case Party A shall have the right to immediately stop the interface of Party B’s system, suspend settlement, and require Party B to penalty at an amount equivalent to 100% of the total amount of its receivable information fee of the then-current month or RMB 3,000, whichever is higher. Any loss thus incurred to party A shall be fully borne by Party B. If Party B manages to complete the remedy to the satisfaction of Party A within 10 working days, Party A will resume the interface of Party B’s system and resume the settlement; if Party B fails to complete the remedy within such 10 working days, or the completed remedy still fails to reach Party A’s requirements, or Party B has committed three breaches accumulatively, Party A may notify Party B to terminate this Agreement:

(1)	Party B’s service has any content that is illegal, violating, reactionary or against the principle of public order and good social customs;

(2)	Party A has received from different users over 15 (included) justified complaints within one day, or over 50 (included) justified complaints within 30 days about the same subject;

(3)	The user complaints incurred due to reasons attributable to Party B have caused adverse social impact, or have been reported to news media, administration of telecommunication, AIC or other relevant government agency;

(4)	Party B is accused, or causes Party A to be accused of infringement, or Party or Party B is sued by others, penalized or reported by media for reasons attributable to Party B;

(5)	Party B violates laws, rules or regulations of the sector, or any documents, management measures or policies of telecommunication or relevant industry authority;

(6)	Any hardware, software, business or game provided by Party B in this business is held by Party A to fail to satisfy the business requirements upon its testing, or is withdrawn by Party B earlier than agreed;

(7)	Party B fails to have the relevant qualification, or provide its services beyond the permitted scope of its qualification;

(8)	Party B discretionally discloses Party A’s trade secrets, technical files, marketing plan, customer files, cooperation agreement and other key secrets to any third party;

(9)	Party B unilaterally amends, terminates or refuses to perform, this Agreement without justified reason and without first reaching an agreement with Party A;

(10)	Party B fails to obey the business supervision or management of Party A, or fails to remediate as required by

Party A;

(11)	Party B infringes on the communication secrets or personal privacy of users or other persons;

(12)	Party B delays or fails to fully perform its obligations and duties hereunder;

(13)	Party B breaches the Undertakings on Network Access Information Safety;

(14)	Party B discretionally uses Party A’s name, logo or other relevant information without Party A’s consent, which causes adverse impact or economic loss to Party A;

(15)	Party B’s illegal advertising or practices has resulted in indemnification or negative media reports of Party A;

(16)	Party B’s 24-hour customer service call and other relevant information fails to match that existing on the service system, or fails to be accessed normally, or fails to make response for a long time;

(17)	Party B fails to provide the customer service support as required by this Agreement and business management measures, shuffle responsibility to others, or fails to respond to any customer claims or complaints transferred by Party A in time as required by its commitments hereunder or Party A’s management measures;

(18)	Party B’s other breach, or acts that are illegal, violating or detrimental to Party A’s interests.

10.9	In case of Party B’s other breach of this Agreement or of Party A’s relevant management rules, Party A may claim breaching liability from Party B pursuant to thereto, and may terminate this Agreement. At the same time, Party B shall take full responsibilities to compensate any loss incurred to Party A due to Party B’s such breach.

10.10	Notwithstanding anything herein is provided in contrary, Party A will not be responsible for any loss of expected benefits, goodwill loss, and data damage or loss arising from acts of Party B hereunder.

10.11	If Party B should pay penalty fines and/or assume compensation liability according to this Agreement or Party A’s relevant management rules, Party A shall have the right to deduct the relevant amount directly from any settlement payment or performance bond.

Article 11	Force Majeure

11.1	In case this Agreement is unable to be performed or fully performed due to any accident or event of force majeure, neither Party shall compensate the other Party for any economic loss thus suffered. The Party encountering such event of force majeure shall immediately inform the circumstances to the other Party in writing and within fifteen days, shall provide the detailed information of the event and a valid document evidencing the reasons why this Agreement cannot be performed or fully performed or the performance of this Agreement needs to be postponed. The Parties shall negotiate to decide whether to continue the performance of this Agreement or terminate this Agreement according to the extent of the effect on the performance hereof.

Article 12	Dispute Resolution

12.1	Any disputes between the Parties arising from the performance of this Agreement shall be resolved through amicable negotiations; in case such negotiations fail, both Parties agree to submit the dispute to the competent court where Party A is domiciled.

12.2	In case of disputes between the Parties over certain provisions hereof, or when any such dispute is pending for resolution, the Parties shall continue to implement the other provisions hereof except the disputed provisions.

Article 13	Effectiveness, Amendment and Termination of Agreement

13.1	This Agreement shall come into force as of January 1, 2013 and remain valid for 1 year. As of the effective date hereof, the original cooperation of cell phone game business executed between the Parties shall terminate automatically. Upon the expiry of this Agreement, this Agreement may be renewed automatically for one year (but can only be renewed once) if neither Party raises objection. Except otherwise agreed between the parties, the contents of this Agreement shall remain binding throughout the renewed period.

13.2	Throughout the effective term and renewed term hereof, this Agreement may be revised or amended upon mutual consent. The Parties may execute a supplemental agreement or execute a new agreement to reflect such revision or amendment.

13.3	Any business rules, management measures, quality standards and/or customer service standards formulated by Party A during the term hereof shall be part of this Agreement, and if such rules, measures and/or standards conflict with the terms hereof, such rules, measures and/or standards shall prevail, unless the Parties deem it appropriate to apply this Agreement or deem it necessary to execute a separate agreement for such conflicts.

13.4	Any Party who wishes to amend or revise this Agreement must provide a 30-day prior written notice to the other Party, and the Parties shall negotiate to amend or revise this Agreement in writing.

13.5	During the term hereof, Party A may, depending on the business development and needs of management, evaluate and sort out Party B and its business according to unified rules. If Party B fails to reach the requirements in Party A’s evaluation, sorting or other business management measures, Party A may terminate this Agreement.

13.6	Throughout the performance of this Agreement, except otherwise expressly provided herein, neither Party may suspend or terminate the performance of this Agreement or unilaterally terminate this Agreement without the consent of the other Party.

13.7	Any Party’s failure to perform its obligations or duties hereunder, or serious violation of the provisions hereof, which has made the other Party unable to operate or normally conduct business cooperation hereunder, shall be deemed that such Party has unilaterally terminated this Agreement. The non-breaching Party shall have the right to claim compensation from the breaching Party for any economic loss incurred by its breach, and terminate this Agreement.

13.8	This Agreement shall automatically terminate if Party B:

(1)	transfers or leases the numbers, trunk line, digital web address and such other resources acquired from Party A without approval of Party A;

(2)	runs its business beyond the business operation area and business scope provided by its qualification permit;

(3)	has no qualification permit issued by the State competent authority but provides the content and category of the business that needs such qualification permit;

(4)	provides fake copyright or qualification;

(5)	fails to pass the assessment of “survival of the fittest” organized by Party A, in which case this Agreement shall be automatically terminated. If Party B’s receivable information fee of accumulatively 3 months is zero, this Agreement shall be automatically terminated (except the free games)

(6)	disobeys Party A’s business management or hurts Party A’s interests;

(7)	otherwise disobeys the requirements of relevant authority or Party A’s management.

13.9	During the term hereof, any division, merger, dissolution, liquidation, bankruptcy or other events that lead to changes of Party B in the company nature, qualification and capacity for civil acts shall be notified to Party A in time, and subject to the provisions hereunder about the exit grace period. If Party B is deprived of the qualification or capacity to provide the wireless value added business hereunder due to its dissolution, liquidation or bankruptcy, this Agreement shall terminate accordingly. In case of division or merger of Party B, this Agreement shall terminate, and the successor company (or other entity) to Party B’s wireless value added business hereunder shall re-apply for business opening to Party A, and timely modify Party B’s enterprise identifier code and other information existing on Party A’s business system or other business management system.

13.10	In case of any change of Party B’s company information, Party B shall go to the AIC, tax authority, bank or information industry authority to complete the procedures of company information change, exchange the original certificates for the valid ones, and submit the amended business license, organization code certificate, tax registration certificate and such other relevant documents and certificates to Party A for verification, the photocopies of which shall be filed for record.

13.11	If Party B has to terminate this Agreement due to technical or operating difficulties, Party B shall serve an at least 3 month prior written notice to Party A, and after approved by Party B, offer a one-month exit grace period during which Party B shall continue to provide services for users and publish announcement in respect of the cease of game services at its website (Web/WAP) or through other channels at least 30 days in advance. Any loss thus incurred to Party A shall be compensated by Party B.

13.12	During the effective term hereof, if the terms of this Agreement contravene any new fee rate policy or new document published by the supervisory authority of the Parties, the Parties may negotiate to amend or terminate this Agreement.

Article 14	Miscellaneous

14.1	Any matters not covered herein shall be subject to the relevant business standards, management measures, quality standards and/or customer service standards, or subject to written supplementary articles agreed by the Parties upon amicable negotiations, which shall be equally binding as this Agreement.

14.2	If any term hereof becomes invalid at any time but will not fundamentally affect the validity of this Agreement, the other terms hereof shall not be affected.

14.3	The headings hereof are inserted for reference only. The contents of the terms shall be the basis to determine the rights and obligations of the Parties.

14.4	Nothing herein shall be deemed or construed as joint venture, partnership or agency relationship between the Parties.

14.5	This Agreement shall be made in four originals, two for each Party, which shall be equally effective.

14.6	Any notices (information) between the Parties arising out of the implementation of this Agreement, or in connection with this Agreement must be sent to the addresses expressly specified herein in written form, including, without limitation, via facsimile, EMS or other form confirmed by the Parties. (End of body text)

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Signature and Stamp Page

Party A: Dazzle Interactive Network Technologies Co., Ltd.

By authorized representative: Zhang Peng

Signature and stamp:

/s/ Zhang Peng	Stamp affixed

Date: January 1, 2013

Party B: Beijing Chukong Technology Co., Ltd.

By authorized representative: Chen Haozhi

Signature and stamp:

/s/ Chen Haozhi	Stamp affixed

Date: January 1, 2013

Appendix 1:

Integrity Agreement

In order to jointly safeguard the company interests of both Parties and cause the parties and their respective working staff to practice in an integral manner, in accordance with relevant laws and regulations, the Parties agree as follows:

1	The Parties and their respective working staff shall consciously comply with the laws and regulations governing integral practices and prohibited commercial bribery of the State and government.

2	Party A shall not privately ask for or accept any off-the-book rebates or other money or gifts provided by Party B.

3	Party A’s working staff shall not, in any form whatsoever, ask for or accept from Party B any rebates, money, valuable securities, valuable properties or other articles; nor shall they reimburse any expenses irrelevant to this project or request personal benefits from Party B.

4	Party A’s working staff shall not attend any treats or entertainment that may affect Party A’s performance of its obligations and duties.

5	Party A’s working staff shall not privately discuss this project with Party B or reach a tacit understanding with Party B, nor disclose any bidding internal control information or corporate trade secrets.

6	Party A’s working staff shall not seek benefits for his/her family members, relatives or friends in the project by taking advantage of his/her powers or official capacity.

7	Party B shall not privately offer Party A any off-the-book rebates or other money or gifts.

8	Party B’s working staff shall not, in any name or form whatsoever, provide Party A’s working staff with any rebates, money, valuable securities, valuable properties or other articles; nor shall they reimburse any expenses irrelevant to this project for Party A’s working staff.

9	Party B shall not invite Party A’s working staff to go trips or other luxury entertainment under the name of discussing business or executing economic contracts.

10	If either Party discovers any violation hereof by any working staff of the other Party, it shall report such violation to the supervisor or the disciplinary department of such staff, and the staff so reported shall not retaliate to such Party under any excuses.

11	Liabilities for breach:

If Party A discovers that Party B violates this Agreement, bribes Party A’s working staff, or has committed any commercial bribery being investigated by judicial authority, Party A shall have the right to suspend the agreement and depending on the actual situation and consequences thereof, claim compensation from Party B for the economic loss thus incurred to Party A, record such bad acts of Party B, disallow Party B the access to Party A’s full corporate scope to engage in the various services, supplies, construction and other project cooperation for 1 to 3 years,

Call number for each Party to accept violation reporting:

Party A:

Party B:

Appendix 2:

Undertakings on Network Access Information Safety

Each of the information source providers connected to the mobile communication network of Dazzle Interactive Network Technologies Co., Ltd., CHINANET of China Telecom or relevant business platform (including, without limitation, SMS gateway, WAP gateway, JAVA/BREW download server, location business server, etc.) shall undertake that:

Article 1 it will comply with the relevant laws, administrative regulations and management rules of the State, and strictly implement the information safety management rules.

Article 2 it will operate its business according to relevant laws, and provide the service only after obtaining relevant business permits; the business operation without permit is prohibited.

Article 3 it will not make use of C114 or CHINANET of China Telecom or relevant business platform to (i) engage any illegal or criminal activities that endanger the national safety or divulge the secrets of the State, (ii) produce, consult, duplicate or disseminate any information that violates the Constitution or laws, impedes social security, damages national unity or sabotages solidarity among nationalities, or any pornographic or violent information, or (iii) post any information with any content that:

1	is against the fundamental principles enshrined in the Constitution;

2	compromises State security, divulges State secrets, subverts State power or damages national unity;

3	harms the dignity or interests of the State;

4	instigates hatred and discrimination among nationalities and sabotages solidarity among nationalities;

5	sabotages State religious policy or propagates heretical teachings or feudal superstitions;

6	spreads rumors, disrupts social order or social stability;

7	propagates obscenity, pornographic, gambling, violence, murder and terror and instigates crimes;

8	insults or slanders a third party or infringes upon the lawful rights and interests of a third party;

9	belongs to the thirteen vulgar online contents that violate social ethics and hurt the physical and mental health of youngsters, which are the contents that:

(a)	depict or obscurely depict sex behavior, instigate sex association, or are provocative or insulting;

(b)	directly expose and describe the sex organ of human body;

(c)	describe sex behavior, sex process or sex manner or contain sexually suggestive or provocative language;

(d)	describe or expose the sex organs, or only use very small covering;

(e)	depict human body with the entire body or privacy places naked or only covered by limbs;

(f)	contain pictures of careless bare, candid shot, privacy place exposure with a nature of infringing personal privacy;

(g)	attract clicks with provocative headings;

(h)	are pornographic, vulgar novels, audios and videos that are prohibited by relevant authority, including the deleted portions of some movies;

(i)	contain illegal social information about one-night stand, wife exchange or SM;

(j)	pornographic comics;

(k)	advertise bloody violence, malicious abuses, or insult others;

(l)	contain illegal sex products advertisements and venereal disease treatment advertisements;

(m)	maliciously disseminate others’ privacy without permit from others or by using “Internet Mass Hunting”;

10	Otherwise prohibited by laws, administrative regulations, rules or relevant regulations.

Any of the abovementioned illegal or criminal activities and/or posting of any harmful information, once discovered, shall be prevented by immediate measures and reported to relevant authority in time.

Article 4 any information provided by it will comply with the relevant State laws, administrative regulations, rules or policies governing intellectual property rights.

Article 5 it shall make sure, during its online testing and pilot running and after the business is officially opened, that the contents of the business it provides are safe and stable, and will cause damage to C114 or CHINANET of China Telecom or relevant business platform.

Article 6 It shall establish efficient information safety and confidentiality management policies and technical protective measures, and accept the management, supervision and inspection of relevant competent authority of the relevant business of Dazzle Interactive Network Technologies Co., Ltd.

Article 7 in case of any violations of the above, Dazzle Interactive Network Technologies Co., Ltd. may take necessary actions, close relevant information source access; in case of serious violation, Dazzle Interactive may terminate the cooperation business and claim legal responsibility from the information source provider. These undertakings will take effect upon executed by the information source provider and be kept in custody by Dazzle Interactive Network Technologies Co., Ltd.

Information source provider (stamp):	Stamp affixed

Responsible Person: (signature)

/s/ Chen Haozhi